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                                                      EXHIBIT 23


                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 33-44581, 33-44582, 33-45491 and 33-4781 of Public Service Enterprise
Group Incorporated on Form S-8 and Registration Statement No. 33-49123 of Public Service Enterprise Group Incorporated on Form S-3 of our report dated February 14, 1995, appearing in this Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 1994.


DELOITTE & TOUCHE, LLP

Parsippany, New Jersey
February 23, 1995